  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2015

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-194280

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure
On August 5, 2015, Griffin Capital Essential Asset REIT II, Inc. (the "Registrant") distributed a letter to its stockholders regarding an increase to the current annualized distribution rate from 5.5% to 6.0% through a declaration of a stock distribution in the amount of 0.00013699 shares of common stock per day per share (equivalent to an annual distribution rate of 0.5% based on the Registrant's current public offering price of $10.00 per share of common stock) to stockholders of record at the close of business on each day during the period from July 27, 2015 through September 30, 2015. A copy of the letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.
Item 9.01.    Exhibits
(d)    Exhibits.
99.1    Letter to Stockholders dated August 5, 2015

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: August 5, 2015	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary